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                                       FORM 8-A


                             SECURITIES AND EXCHANGE COMMISSION


                                   WASHINGTON, D.C. 20549




                     FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                         PURSUANT TO SECTION 12(B) OR (G) OF THE
                            SECURITIES EXCHANGE ACT OF 1934




                                   ZapMe! Corporation
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             (Exact name of Registrant as specified in its charter)

          Delaware                                   96-1836242
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(State of Incorporation or organization)  (I.R.S. Employer Identification No.)



3000 Executive Parkway, Suite 150, San Ramon, CA               94583
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  (Address of principal executive offices)                   (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                            NONE
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Securities to be registered pursuant to Section 12(g) of the Act:

                       COMMON STOCK, $0.01 PAR VALUE
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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       Incorporated by reference to the sections entitled "Description of Capital Stock" and "Shares Eligible For Future Sale" on pages 67-73 of the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 5, 1999, as amended (file number 333-84557) (the "S-1 Registration Statement").

Item 2.  EXHIBITS.

       The following exhibits are filed as a part of this Registration
       Statement:

       *1.1 Form of Amended and Restated Certificate of Incorporation of Registrant.

       *1.2 Form of Second Amended and Restated Certificate of Incorporation of Registrant to be filed upon closing of the Registrant's initial public offering.

       *1.3 Fourth Amended and Restated Investors' Rights Agreement dated August 4, 1999.

* Incorporated by reference to Exhibits 3.3, 3.5 and 10.1, respectively, to the S-1 Registration Statement.


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                              SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  August 12, 1999                       ZapMe! Corporation


                                              By: /s/ Bruce D. Bower
                                                  ----------------------
                                                  Bruce D. Bower
                                                  Vice President, Business
                                                  Development, General
                                                  Counsel and Secretary


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